Exhibit 99.1

ZIOPHARM ANNOUNCES COMMENCEMENT OF PUBLIC OFFERING

NEW YORK, NY – December 3, 2009 - ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) announced today that it intends to offer shares of its common stock and warrants to purchase shares of its common stock in a public offering. JMP Securities LLC and Rodman & Renshaw, LLC are acting as co-lead managers for the offering.

The Company plans to use net proceeds from this offering for general corporate purposes, which may include ongoing clinical development of its three product candidates, palifosfamide (ZymafosTM or ZIO-201), darinaparsin (ZinaparTM or ZIO-101), and indibulin (ZybulinTM or ZIO-301).

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (File No. 333-161453).  A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement relating to this offering may be obtained by contacting JMP Securities LLC at Equity Syndicate, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111; (415) 835-8900.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, shares of common stock and warrants. Furthermore, ZIOPHARM Oncology, Inc. will not sell any of the common stock or warrants and has been advised by JMP Securities LLC that the underwriters and their affiliates will not sell any of the common stock or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such state or jurisdiction.

About ZIOPHARM Oncology, Inc.:
ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs. The Company is currently focused on three clinical programs.

Palifosfamide (ZymafosTM or ZIO-201) references a novel composition (tris formulation) that is the functional active metabolite of ifosfamide, a standard of care for treating sarcoma, lymphoma, testicular, and other cancers.  Palifosfamide delivers only the cancer fighting component of ifosfamide. It is expected to overcome the resistance seen with ifosfamide and cyclophosphamide, two of the most commonly used alkylating drugs used to treat certain cancers. Palifosfamide does not have the toxic metabolites of ifosfamide that cause the debilitating side effects of “fuzzy brain” (encephalopathy) and severe bladder inflammation.

Darinaparsin (ZinaparTM or ZIO-101) is a novel organic arsenic being developed for the treatment of various hematologic and solid cancers. Preclinical and clinical studies to date have demonstrated that darinaparsin is considerably less toxic than inorganic arsenic, particularly with regard to cardiac toxicity.

Indibulin (ZybulinTM or ZIO-301) is a novel, oral tubulin binding agent that targets both mitosis and cancer cell migration.  Indibulin is expected to have several potential benefits, including oral dosing, application in multi-drug resistant tumors, no neuropathy and minimal overall toxicity. In multiple Phase I trials in cancer patients, oral indibulin has been administered both as a single agent and in combination with favorable activity and a promising safety profile that does not include the neurotoxicity seen with all of the other classes of tubulin binding agents.

ZIOPHARM’s operations are located in Boston, MA with an executive office in New York.  Further information about ZIOPHARM may be found at www.ziopharm.com.

Forward-Looking Safe Harbor Statement:
This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding the Company’s ability to obtain additional financing to support its operations thereafter. The Company assumes no obligation to update these forward-looking statements, except as required by law.

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Susan Noonan
S.A. Noonan Communications, LLC
(212) 966-3650
susan@sanoonan.com

Eric Goldman - Media
Rx Communications Group
917-322-2563
egoldman@rxir.com

Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com